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                                                                     Exhibit 5.1



                           JONES, DAY, REAVIS & POGUE
                                   NORTH POINT
                               901 LAKESIDE AVENUE
                           CLEVELAND, OHIO 44114-1190
                             TELEPHONE: 216-586-3939


                                October 5, 2001

Penton Media, Inc.
1300 East Ninth Street
Cleveland, Ohio  44114

Ladies and Gentlemen:

     We are acting as counsel to Penton Media, Inc., a Delaware corporation (the "Company"), in connection with (i) the offer to exchange (the "Senior Subordinated Note Exchange Offer") $1,000 principal amount at maturity of the Company's 10 3/8% Senior Subordinated Notes due 2011 (the "Exchange Notes") for each $1,000 principal amount at maturity of the Company's outstanding 10 3/8% Senior Subordinated Notes due 2011 (the "Private Notes") and (ii) the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") filed on September 25, 2001 with the Securities and Exchange Commission by the Company for the purpose of registering the Exchange Notes under the Securities Act of 1933 (the "Act"). The Private Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of June 28, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee.

     In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law we have deemed necessary for purposes of this opinion.

     Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

               (1) The Exchange Notes and the Guarantees by the Guarantors endorsed thereon have been duly authorized.

               (2) When the Exchange Notes, substantially in the form as set forth on an exhibit to the Indenture as filed as Exhibit 4.1 to the Registration Statement, have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and duly delivered in exchange for the Private Notes in accordance with the Senior Subordinated Note Exchange Offer in the manner described in the Registration Statement:

                    (a) the Exchange Notes will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture; and

                    (b) the Guarantees by the Guarantors endorsed on the Exchange Notes will be valid and binding obligations of the Guarantors and will be entitled to the benefits of the Indenture.

     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York, which are expressed to govern the Exchange Notes, and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                           Very truly yours,



                                           /s/ Jones, Day, Reavis & Pogue